For additional information, contact:

T. Heath Fountain

Executive Vice President and

Chief Financial Officer

(229) 878-2055

Heritage financial group, Inc. reports FOURTH QUARTER NET INCOME OF  $2.5 MILLION OR $0.28 PER DILUTED SHARE

COMPANY DECLARES QUARTERLY CASH DIVIDEND OF $0.07 PER SHARE

Albany, Ga. (January  22, 2015) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter and year ended December  31, 2014.  Key highlights  of the Company's report for the fourth quarter of 2014 include:

•

Net income of $2.5 million or $0.28 per diluted share, up 27% from $2.0 million or $0.26 per diluted share for the linked quarter, but down 27% from $3.4 million or $0.45 per diluted share for the year-earlier quarter;

•

Net income, excluding special items for each quarter, of $2.9 million or $0.32 per diluted share, down 9% from $3.2 million or $0.42 per diluted share for the linked quarter, and down 27% from $4.0 million or $0.53 per diluted share for the year-earlier quarter (see non-GAAP reconciliation);

•	Core net interest margin expanded to 3.44%, up 15 basis points from 3.29% for the linked quarter and up 24 basis points from 3.20% for the year-earlier quarter;
•	Loan growth, excluding acquired loans, of $24.9 million or 3% on a linked-quarter basis and $114.4 million or 17% compared with the year-earlier quarter;
•	A decline in nonperforming loans, excluding acquired loans, of 12% on a linked-quarter basis and 36% compared with the year-earlier quarter;
•	A decrease in the provision for loan losses, excluding acquired loans, to $285,000, down from $575,000 for the linked quarter but up from $220,000 for the year-earlier quarter; and
•	An increase in mortgage originations to $344.7 million, up $52.1 million or 18% from the linked quarter and up $224.3 million or 186% from the year-earlier quarter.

Commenting on the announcement, Leonard Dorminey, President and Chief Executive Officer, said, "We are pleased to end 2014 with solid momentum in our operations, highlighted by attractive organic loan growth, continued improvements in credit quality measures, and strong growth in mortgage originations.  These achievements reflect the underlying expansion of our footprint, with the acquisition of Alarion Financial Services  ("Alarion") and Alarion Bank, which marked our entry into Gainesville, Florida, and strengthened our presence in the Ocala market.  Also during 2014, we were able to expand our mortgage lending business, adding six additional offices during the year.  These newer offices, along with the continued contributions from those opened previously, enabled our mortgage lending operations to more than double its revenue during 2014.  Because of these strategic investments, as well as the completion of our recent branch acquisition in Atlanta, we believe the Company carries solid momentum into 2015 and remains well positioned for continued growth."

Commenting on the recent announcement of the Company's proposed merger with Renasant Corporation ("Renasant"), Dorminey reiterated that the transaction is expected to provide enhanced value to Heritage's stockholders and benefit clients, employees, and communities of the Company through access to greater resources and operational scale as part of a larger community bank.  The transaction is expected to close during the third quarter of 2015 and is subject to Renasant and Heritage stockholder approval, regulatory approval and other conditions set forth in the merger agreement.

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Dorminey also noted that the Company's Board of Directors has declared a regular quarterly cash dividend of $0.07 per share, which will be paid on February 18, 2015, to stockholders of record as of February 4, 2015.

Branch Acquisition and Merger Activity

On December 10, 2014, the Company and Renasant jointly announced the signing of a definitive merger agreement pursuant to which Renasant will acquire, in an all-stock merger, the Company and its wholly owned subsidiary HeritageBank of the South.  According to the terms of the merger agreement, which has been approved by the boards of directors of both companies, Heritage stockholders will receive 0.9266 shares of Renasant common stock for each share of Heritage common stock, and the merger is expected to qualify as a tax-free reorganization for Heritage stockholders.  Based on Renasant's 20-day average closing price of $29.14 per share as of December 9, 2014, the aggregate deal value is approximately $258 million or $27.00 per share.  In connection with the proposed merger, the Company has incurred $231,000 in merger expenses through December 31, 2014.

On January 20, 2015, the Company completed its previously announced branch acquisition from The PrivateBank and Trust Company.  The branch is located at 3169 Holcomb Bridge Road, Norcross, Georgia and the acquisition added $37 million in loans and $107 million in deposits before applying fair value adjustments.

On September 30, 2014, the Company successfully completed the merger of Alarion and its subsidiary Alarion Bank, which had six offices in the Gainesville and Ocala markets.   In this acquisition, the Company acquired $160.5 million in non-credit impaired loans, $38.7 million in credit impaired loans, $2.0 million in other real estate owned ("OREO"), and $230.7 million in total deposits.

Fourth Quarter 2014 Results of Operations

The $535,000 increase in reported quarterly earnings for the fourth quarter of 2014 compared with the linked quarter resulted primarily from the following items:

•	Increased interest income of $1.7 million;
•	Solid growth in revenue from mortgage banking activities of $1.2 million;
•	Decreased acquisition-related expenses of $2.1 million; offset by
•	Increased salaries and employee benefits of $3.2 million, driven primarily by mortgage banking expansion and the Alarion merger;
•	Decreased gain on sales of securities of $438,000; and
•	Increased equipment and occupancy expense of $355,000.

The  $911,000 decrease in reported quarterly earnings for the fourth quarter of 2014 compared with the year-earlier quarter primarily reflected the following items:

•	Increased salaries and employee benefits of $5.8 million due primarily to personnel additions related to mortgage banking expansion and the Alarion merger;
•	Increased equipment and occupancy expense of $667,000; offset by
•	Growth in revenue from mortgage banking activities of $5.0 million; and
•	Increased interest income of $1.6 million.

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Net interest income for the fourth quarter of 2014 increased 8% to $17.5 million from $16.3 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to acquisitions and organic growth.  The Company's net interest margin was 4.48%  for the fourth quarter of 2014, a reduction of 102 basis points from 5.50%  for the year-earlier period.  The decrease in the net interest margin for the fourth quarter of 2014 compared with the year-earlier quarter was driven by a decline in the yield on interest-earning assets of 1.09% associated with  a reduction in the contribution of interest income related to acquired credit impaired loans, which was offset in part by a decline in the cost of interest-bearing liabilities of five basis points driven by lower cost of other borrowings.  Excluding acquired credit impaired loan discount adjustments from the net interest margin, the core net interest margin was 3.44% for the fourth quarter of 2014, an improvement of 24 basis points from 3.20%  for the year-earlier quarter.  The improvement in the core net interest margin was driven primarily by an improvement in the interest-earning asset mix compared with the year-earlier quarter.

In the fourth quarter of 2014, the Company continued to achieve loan growth,  with its non-acquired loan portfolio increasing $24.9 million organically on a linked-quarter basis and advancing $114.4 million overall compared with the year-earlier quarter.  For the fourth quarter of 2014, the Company's loan portfolio,  including acquired  loans, totaled $1.085 billion,  increasing  $16.4 million on a linked-quarter basis from $1.069 billion and $286.7 million from $798.8 million compared with the year-earlier quarter, driven primarily by the Alarion merger and to a lesser extent organic loan growth.  The organic loan growth from the linked quarter reflected primarily growth in the Albany, Macon, Birmingham, Auburn/Columbus, and South Atlanta markets.  Total deposits stood at $1.322 billion at the end of the fourth quarter of 2014,  down 1% from $1.341 billion on a linked-quarter basis, but up 23% from $1.076  billion for the year-earlier quarter, driven primarily by the Alarion merger.

For the fourth quarter of 2014, the Company's loans held for sale totaled $161.1 million, increasing $13.2 million or 9% on a linked-quarter basis from $147.9 million, and increasing $50.4 million or 46%  from $110.7 million compared with the year-earlier quarter.  The increase in the loans held for sale for the current quarter occurred as production outpaced loan sales.    Loan sales to agencies in the fourth quarter totaled $197.6 million and, separately, the Company recorded a gain of $1.9 million related to the mortgage servicing rights for those loans.    Total mortgage production for the fourth quarter was $344.7 million, up 18% on a linked-quarter basis from  $292.6 million and up 186% from $120.4 million compared with the year-earlier quarter.

Noninterest income for the fourth quarter of 2014 improved 111% to $9.6 million from $4.5 million in the year-earlier quarter, reflecting primarily increases in revenue from mortgage banking activities of $5.0 million.  Noninterest expense for the fourth quarter of 2014 increased 47% to $23.2 million from $15.7 million in the year-earlier quarter, driven primarily by increases in salaries and employee benefits of $5.8 million and growth in equipment and occupancy expense of $667,000, both related to the expansion of the mortgage division and the Alarion merger.

Accounting for Acquired Assets

The Company performs ongoing assessments of the estimated cash flows of its acquired credit impaired loan portfolios.  The fair value of the acquired loan portfolios consisted of $86.8 million in non-covered and $42.4 million in covered loans at the end of the fourth quarter of 2014 compared with $63.3 million in non-covered and $50.9 million in covered loans for the year-earlier quarter.  The outstanding principal balance of the acquired credit impaired loan portfolios totaled $179.1 million at the end of the fourth quarter of 2014 compared with $177.8 million for the year-earlier quarter.  The details of the accounting for the acquired credit impaired loan portfolios for the fourth quarter of 2014 are as follows:

•	Covered loans decreased $43,000 and non-covered loans decreased $5.3 million from the linked quarter;
•	The negative accretion for the FDIC loss-share receivable was $2.3 million and the FDIC loss-share clawback accrual increased to $191,000; and
•	Loan discount accretion recognized in interest income increased to $3.6 million.

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

For the fourth quarter of 2014,  credit impaired loan discount accretion recognized in interest income declined 22%  to $3.6 million from the linked quarter, and declined 43% from $6.3 million for the year-earlier quarter.  The FDIC loss-share receivable associated with acquired assets covered decreased 15% to $23.8 million from $27.9 million for the linked quarter and declined 42% from $41.3 million for the year-earlier quarter.  The reduction in the FDIC loss-share receivable for the linked quarter was driven primarily by negative accretion of $2.3 million, affecting the loss-share receivable asset associated with the improvement in expected cash flows of the acquired credit impaired performing loan portfolios covered and by FDIC reimbursements received of $1.5 million.    An increase to the FDIC clawback liability accrual was recorded as an expense for the current quarter of  $191,000, which increased the total accrual to $3.5 million.  This FDIC clawback liability was caused by improvement in the estimates of expected cash flows for acquired credit impaired loans covered under loss-sharing agreements.

The acquired credit impaired loan covered discount affecting the loss-share receivable was $22.4 million, or 93.8% of the loss-share receivable, for the fourth quarter of 2014 compared with  $39.1 million, or 94.6% of the loss-share receivable, for the year-earlier quarter.  The gross balance of acquired assets covered decreased to $79.0 million for the fourth quarter of 2014 compared with $109.2 million for the year-earlier quarter.  The FDIC loss-share receivable as a percent of the acquired assets covered decreased to 30.2% compared with 37.8% for the year-earlier quarter.

Asset Quality

Total nonperforming assets, excluding acquired assets, decreased to $6.7 million, or 0.39% of total assets, compared with $7.5 million, or 0.43% of total assets, for the linked quarter and declined from $11.2 million, or 0.81% of total assets, for the year-earlier quarter.  Annualized net charge-offs to average outstanding loans, excluding acquired loans, were 0.07% for the fourth quarter of 2014 compared with annualized net charge-offs of 0.06% for the linked quarter and annualized net charge-offs of 0.10% for the year-earlier quarter.  Nonperforming loans, excluding acquired loans, totaled $6.1 million for the fourth quarter of 2014, down from $6.9 million for the linked quarter and down from $9.4 million for the year-earlier quarter.  OREO and repossessed assets, excluding acquired assets, totaled $577,000 for the fourth quarter of 2014,  down from $648,000 for the linked quarter and from $1.8 million for the year-earlier quarter.

The provision for loan losses on non-acquired loans decreased to $285,000 for the fourth quarter of 2014 from $575,000 for the linked quarter, primarily driven by improving credit trends, but increased from $220,000 for the year-earlier quarter.  For the fourth quarter of 2014, the allowance for loan losses represented 1.26% of total loans outstanding, excluding acquired loans, versus 1.28% for the linked quarter and 1.31% for the year-earlier quarter.

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily Georgia, Florida and Alabama through 36 banking locations, 21 mortgage offices, and 5 investment offices.  As of December  31, 2014, the Company reported total assets of approximately $1.7 billion and total stockholders' equity of approximately $160 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com under the "Investors" tab.

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases such as "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2013 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

HERITAGE FINANCIAL GROUP, INC.

Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release

(Dollars in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
Total noninterest income	$9,551	$4,536	$8,274	$26,598	$18,414
Gain on sale of securities	(190)	(85)	(628)	(956)	(85)
Gain on acquisitions	–	–	–	–	(4,188)
Adjusted noninterest income	$9,361	$4,451	$7,646	$25,642	$14,141
Total noninterest expense	$23,165	$15,706	$20,597	$77,354	$58,951
Acquisition-related expenses	(426)	(102)	(2,543)	(3,122)	(1,322)
Impairment loss on assets held for sale	(172)	(328)	–	(172)	(328)
Realized loss on the disposition of assets held for sale	(6)	(226)	–	(7)	(241)
Accrual of FDIC acquisitions estimated clawback liability	(191)	(261)	35	(1,581)	(1,237)
Adjusted noninterest expense	$22,370	$14,789	$18,089	$72,472	$55,823
Net income as reported	$2,494	$3,405	$1,959	$7,568	$11,315
Total adjustments, net of tax*	422	584	1,242	2,746	(810)
Adjusted net income	$2,916	$3,989	$3,201	$10,314	$10,505
Diluted earnings per share	$0.28	$0.45	$0.26	$0.95	$1.50
Total adjustments, net of tax*	0.04	0.08	0.16	0.34	(0.10)
Adjusted diluted earnings per share	$0.32	$0.53	$0.42	$1.29	$1.40

* The effective tax rate for the period presented is used to determine net of tax amounts.

Net Income and Diluted Earnings Per Share are presented in accordance with Generally Accepted Accounting Principles ("GAAP").  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)

	(Unaudited)
	December 31,	December 31,
	2014	2013*
ASSETS
Cash and due from banks	$29,107	$34,804
Interest-bearing deposits in banks	6,135	3,249
Federal funds sold	141	130
Cash and cash equivalents	35,383	38,183
Securities available for sale, at fair value	269,678	294,299
Federal Home Loan Bank stock, at cost	8,510	7,342
Other equity securities, at cost	1,010	1,010
Loans held for sale	161,104	110,669
Loans:
Non-acquired loans	799,793	684,544
Acquired non-credit impaired loans	156,513	-
Acquired credit impaired loans non-covered	86,763	63,318
Acquired credit impaired loans covered	42,404	50,891
Less allowance for non-acquired loans	10,034	8,955
Loans, net	1,075,439	789,798
Non-acquired other real estate owned	577	1,789
Acquired non-covered other real estate owned	2,721	1,693
Acquired covered other real estate owned	5,107	7,053
Total other real estate owned	8,405	10,535
FDIC loss-share receivable	23,837	41,306
Premises and equipment, net	50,041	37,978
Goodwill and intangible assets	18,177	4,253
Cash surrender value of bank owned life insurance	24,931	24,183
Other assets	29,099	21,369
Total assets	$1,705,614	$1,380,925
LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$217,869	$148,253
Interest-bearing deposits	1,104,240	928,168
Total deposits	1,322,109	1,076,421
Federal funds purchased
Federal funds purchased and securities sold under repurchase agreements	43,339	37,648
Other borrowings	159,247	131,394
Other liabilities	20,902	10,399
Total liabilities	1,545,597	1,255,862
Shareholders' equity:
Preferred stock, par value; $0.01; 5,000,000 shares authorized; none issued	-	-
Common stock, par value $0.01; 45,000,000 shares authorized; 9,238,973 and 7,834,537 shares issued and outstanding, respectively	92	78
Capital surplus	105,964	78,566
Retained earnings	63,289	57,614
Accumulated other comprehensive loss, net of tax of $3,292 and $5,175, respectively	(6,500)	(7,762)
Unearned employee stock ownership plan (ESOP), 279,234 and 332,535 shares, respectively	(2,828)	(3,433)
Total shareholders' equity	160,017	125,063
Total liabilities & shareholders' equity	$1,705,614	$1,380,925

* Derived from Audited Consolidated Financial Statements.

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)
(Dollars in thousands except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Interest income:
Interest and fees on loans	$16,372	$15,911	$59,353	$58,433
Interest on loans held for sale	1,759	619	5,743	1,459
Interest on taxable securities	1,143	1,231	4,744	4,347
Interest on nontaxable securities	380	337	1,483	1,248
Interest on federal funds sold	2	2	6	9
Interest on deposits in other banks	14	15	83	155
Total interest income	19,670	18,115	71,412	65,651
Interest expense:
Interest on deposits	1,337	1,000	4,845	4,077
Interest on other borrowings	860	862	3,420	3,308
Total interest expense	2,197	1,862	8,265	7,385
Net interest income	17,473	16,253	63,147	58,266
Provision for loan losses	285	232	1,569	1,735
Net interest income after provision for loan losses	17,188	16,021	61,578	56,531
Noninterest income:
Service charges on deposit accounts	1,629	1,642	6,187	5,670
Bankcard services income	950	890	3,699	3,335
Other service charges, commissions and fees	185	121	679	490
Brokerage fees	611	560	2,436	2,138
Mortgage banking activities	7,946	2,949	21,861	10,532
Bank-owned life insurance	182	198	748	801
Gain on sales of securities	190	85	956	85
Gain on acquisitions	-	-	-	4,188
Accretion of FDIC loss-share receivable	(2,349)	(2,021)	(10,426)	(9,293)
Other	207	112	458	468
Total noninterest income	9,551	4,536	26,598	18,414
Noninterest expense:
Salaries and employee benefits	14,559	8,722	44,831	31,445
Equipment and occupancy	2,589	1,922	8,971	7,358
Advertising and marketing	359	299	1,096	1,170
Professional fees	472	559	1,892	1,416
Information services expenses	1,404	1,285	4,834	5,109
Net loss on sales and write-downs of other real estate owned	92	38	525	406
Net gain on sales and write-downs of acquired other real estate owned	(216)	(536)	(344)	(969)
Foreclosed asset expenses	45	240	291	1,019
Foreclosed acquired asset expenses	331	286	1,166	1,373
FDIC insurance and other regulatory fees	332	254	1,149	1,081
Impairment loss on assets held for sale	172	328	172	328
Acquisition related expenses	426	102	3,122	1,322
Deposit intangible expenses	305	200	879	809
FDIC loss-share clawback expenses	191	261	1,581	1,237
Other operating expenses	2,104	1,746	7,189	5,847
Total noninterest expense	23,165	15,706	77,354	58,951
Income before income taxes	3,574	4,851	10,822	15,994
Applicable income tax	1,080	1,446	3,254	4,679
Net income	$2,494	$3,405	$7,568	$11,315
Earnings per common share:
Basic earnings per share	$0.28	$0.46	$0.97	$1.52
Diluted earnings per share	$0.28	$0.45	$0.95	$1.50
Weighted average-common shares outstanding:
Basic	8,826,740	7,407,722	7,795,764	7,421,348
Diluted	9,057,258	7,530,606	7,985,849	7,528,246

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)
(Dollars in thousands except share and per share data)

	Five Quarter Comparison
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Interest income:
Interest and fees on loans	$16,372	$14,901	$14,730	$13,350	$15,911
Interest on loans held for sale	1,759	1,493	1,466	1,025	619
Interest on taxable securities	1,143	1,180	1,215	1,206	1,231
Interest on nontaxable securities	380	381	368	354	337
Interest on federal funds sold	2	2	1	1	2
Interest on deposits in other banks	14	20	30	19	15
Total interest income	19,670	17,977	17,810	15,955	18,115
Interest expense:
Interest on deposits	1,337	1,192	1,176	1,140	1,000
Interest on other borrowings	860	856	860	844	862
Total interest expense	2,197	2,048	2,036	1,984	1,862
Net interest income	17,473	15,929	15,774	13,971	16,253
Provision for loan losses - non-acquired	285	575	510	65	220
Provision for loan losses - acquired covered	-	65	25	-	-
Provision for loan losses - acquired non-covered	-	-	(61)	105	12
Net interest income after provision for loan losses	17,188	15,289	15,300	13,801	16,021
Noninterest income:
Service charges on deposit accounts	1,629	1,612	1,503	1,443	1,642
Bankcard services income	950	919	941	889	890
Other service charges, commissions and fees	185	178	154	162	121
Brokerage fees	611	644	615	566	560
Mortgage banking activities	7,946	6,723	5,026	2,166	2,949
Bank-owned life insurance	182	190	187	189	198
Gain on sales of securities	190	628	138	-	85
Accretion of FDIC loss-share receivable	(2,349)	(2,669)	(3,377)	(2,031)	(2,021)
Other	207	49	99	103	112
Total noninterest income	9,551	8,274	5,286	3,487	4,536
Noninterest expense:
Salaries and employee benefits	14,559	11,382	10,310	8,580	8,722
Equipment and occupancy	2,589	2,234	2,153	1,995	1,922
Advertising and marketing	359	288	221	228	299
Professional fees	472	446	523	451	559
Information services expenses	1,404	1,080	1,150	1,200	1,285
Net loss on sales and write-downs of other real estate owned	92	8	107	318	38
Net (gain) loss on sales and write-downs of acquired other real estate owned	(216)	(37)	173	(264)	(536)
Foreclosed asset expenses	45	77	82	87	240
Foreclosed acquired asset expenses	331	217	285	333	286
FDIC insurance and other regulatory fees	332	274	299	244	254
Impairment loss on assets held for sale	172	-	-	-	328
Acquisition related expenses	426	2,543	101	52	102
Deposit intangible expenses	305	186	192	196	200
FDIC loss-share clawback expenses	191	(35)	882	543	261
Other operating expenses	2,104	1,934	1,638	1,513	1,746
Total noninterest expense	23,165	20,597	18,116	15,476	15,706
Income before income taxes	3,574	2,966	2,470	1,812	4,851
Applicable income tax	1,080	1,007	698	469	1,446
Net income	$2,494	$1,959	$1,772	$1,343	$3,405
Earnings per common share:
Basic earnings per share	$0.28	$0.26	$0.24	$0.18	$0.46
Diluted earnings per share	$0.28	$0.26	$0.23	$0.18	$0.45
Dividends	$0.07	$0.07	$0.07	$0.07	$-
Weighted average-common shares outstanding:
Basic	8,826,740	7,485,528	7,436,717	7,422,044	7,407,722
Diluted	9,057,258	7,676,233	7,607,501	7,581,775	7,530,606
Other Financial Items:
Fixed compensation	$6,841	$5,787	$5,431	$5,092	$4,979
Variable compensation	$4,201	$3,321	$3,074	$1,617	$1,531
Employee benefits and taxes	$3,517	$2,274	$1,805	$1,871	$2,212

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Heritage Financial Group, Inc. and Subsidiary
Condensed Average Balances, Interest Rates and Yields
(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,
	2014			2013
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans(1)(2)	$1,241,266	$18,137	5.80%	$868,420	$16,536	7.55%
Investment securities (2)	307,350	1,653	2.13%	299,638	1,683	2.23%
Other short-term investments	12,035	16	0.53%	13,785	16	0.46%
Total interest-earning assets	1,560,651	19,806	5.03%	1,181,843	18,235	6.12%
Non-interest earning assets	188,326			169,547
Total assets	$1,748,977			$1,351,390
Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	$665,747	$404	0.24%	$543,633	$343	0.25%
Time deposits	463,277	933	0.80%	370,737	658	0.70%
Total interest-bearing deposits	1,129,024	1,337	0.47%	914,370	1,001	0.43%
Federal funds purchased and securities sold under repurchase agreements	45,955	345	2.97%	36,548	337	3.66%
Other borrowings	190,503	515	1.07%	114,041	525	1.83%
Total interest-bearing liabilities	1,365,482	2,197	0.64%	1,064,959	1,863	0.69%
Non-interest bearing liabilities:
Demand deposits	203,770			152,577
Other liabilities	17,489			12,147
Total non-interest bearing liabilities	221,259			164,724
Total liabilities	1,586,741			1,229,683
Shareholders' equity	162,236			121,707
Total liabilities & shareholders' equity	$1,748,977			$1,351,390
Net interest income		$17,609			$16,372
Interest rate spread			4.40%			5.43%
Net yield on interest-earning assets (net interest margin)			4.48%			5.50%
Core net interest margin (non-GAAP):
Loans(1)(2)	$1,241,266	$18,137	5.80%	$868,420	$16,536	7.55%
Acquired credit impaired loan discount adjustments(3)	52,422	3,605	27.28%	69,283	6,272	35.92%
Adjusted loans	1,293,688	14,532	4.46%	937,703	10,264	4.34%
Adjusted total interest-earning assets	$1,613,073	16,201	3.98%	$1,251,126	11,963	3.79%
Total interest-bearing liabilities	$1,365,482	2,196	0.64%	$1,064,959	1,863	0.69%
Core net interest income		$14,005			$10,100
Core interest rate spread			3.35%			3.10%
Core net yield on interest-earning assets (net interest margin non-GAAP)			3.44%			3.20%

(1)	Average loan balances includes nonaccrual loans for the periods presented.
(2)

Fully Taxable Equivalent (“FTE”) at the rate of 34%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 34% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

(3)

Acquired credit impaired loan discount adjustments include the reduction of interest income for discount accretion excluding contractual interest payments and the increase of core loans for the total balance of acquired credit impaired loan discounts.

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Heritage Financial Group, Inc. and Subsidiary
Condensed Average Balances, Interest Rates and Yields
(Unaudited)

(Dollars in thousands)

	Twelve Months Ended December 31,
	2014			2013
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans(1)(2)	$1,025,844	$65,113	6.35%	$795,094	$59,907	7.53%
Investment securities (2)	303,146	6,731	2.22%	283,782	6,020	2.12%
Other short-term investments	24,869	89	0.36%	41,576	164	0.39%
Total interest-earning assets	1,353,859	71,933	5.31%	1,120,452	66,091	5.90%
Non-interest earning assets	166,623			175,168
Total assets	$1,520,482			1,295,620
Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	$622,915	$1,465	0.24%	$534,972	$1,261	0.24%
Time deposits	398,341	3,380	0.85%	353,802	2,818	0.80%
Total interest-bearing deposits	1,021,256	4,845	0.47%	888,774	4,079	0.46%
Federal funds purchased and securities sold under repurchase agreements	38,485	1,343	3.49%	34,527	1,331	3.85%
Other borrowings	138,671	2,077	1.50%	96,132	1,976	2.06%
Total interest-bearing liabilities	1,198,412	8,265	0.69%	1,019,433	7,386	0.72%
Non-interest bearing liabilities:
Demand deposits	172,024			142,578
Other liabilities	11,319			12,852
Total non-interest bearing liabilities	183,343			155,430
Total liabilities	1,381,755			1,174,863
Shareholders' equity	138,727			120,757
Total liabilities & shareholders' equity	$1,520,482			1,295,620
Net interest income		$63,668			$58,705
Interest rate spread			4.62%			5.17%
Net yield on interest-earning assets (net interest margin)			4.70%			5.24%
Core net interest margin (non-GAAP):
Loans(1)(2)	$1,025,844	$65,113	6.35%	$795,094	$59,907	7.53%
Acquired credit impaired loan discount adjustments(3)	55,096	16,720	30.35%	73,647	20,722	28.14%
Adjusted loans	1,080,940	48,393	4.48%	868,741	39,185	4.51%
Adjusted total interest-earning assets	$1,408,955	55,213	3.92%	$1,194,099	45,369	3.80%
Total interest-bearing liabilities	$1,198,412	8,262	0.69%	$1,019,433	7,386	0.72%
Core net interest income		$46,951			$37,983
Core interest rate spread			3.23%			3.07%
Core net yield on interest-earning assets (net interest margin non-GAAP)			3.33%			3.18%

(1)	Average loan balances includes nonaccrual loans for the periods presented.
(2)

Fully Taxable Equivalent (“FTE”) at the rate of 34%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 34% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

(3)

Acquired credit impaired loan discount adjustments include the reduction of interest income for discount accretion excluding contractual interest payments and the increase of core loans for the total balance of acquired credit impaired loan discounts.

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands except share and per share data)

	Five Quarter Comparison
Financial Condition Data:	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Total loans	$1,085,473	$1,069,108	$845,101	$810,028	$798,753
Loans held for sale	161,104	147,867	127,186	126,436	110,669
Acquired credit impaired loans covered	86,763	42,447	43,442	47,684	50,891
Allowance for loan losses	10,034	9,916	9,457	9,145	8,955
Total other real estate owned	8,405	9,225	7,710	8,727	10,535
Acquired other real estate owned covered	5,107	5,281	5,865	6,095	7,053
FDIC loss-share receivable	23,837	27,929	33,239	37,637	41,306
Goodwill and intangible assets	18,177	16,702	5,786	4,757	4,253
Total assets	1,705,614	1,755,534	1,487,431	1,413,540	1,380,925
Non-interest-bearing deposits	217,869	199,336	168,666	163,090	148,253
Interest-bearing deposits	1,104,240	1,141,925	1,040,134	963,564	928,168
Other borrowings	159,247	190,440	100,789	116,127	131,394
Federal funds purchased and securities sold under agreement to repurchase	43,339	42,815	35,350	33,785	37,648
Stockholders' equity	160,017	159,948	131,660	127,984	125,063
Total shares outstanding	9,238,973	9,183,574	7,851,296	7,834,517	7,834,537
Unearned ESOP shares	279,234	292,559	305,885	319,210	332,535
Total shares outstanding net of unearned ESOP	8,959,739	8,891,015	7,545,411	7,515,307	7,502,002
Book value per share	$17.86	$17.99	$17.45	$17.03	$16.67
Book value per share including unearned ESOP (non-GAAP)	17.32	17.42	16.77	16.34	15.96
Tangible book value per share (non-GAAP)	15.83	16.11	16.68	16.40	16.10
Tangible book value per share including unearned ESOP (non-GAAP)	15.35	15.60	16.03	15.73	15.42
Market value per share	25.90	20.19	19.83	19.65	19.25

	Five Quarter Comparison
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Key Financial Ratios and other information:
Performance Ratios
Annualized return on average assets	0.57%	0.52%	0.49%	0.39%	1.00%
Annualized return on average equity	6.10%	5.82%	5.42%	4.26%	11.10%
Net interest margin	4.48%	4.80%	4.92%	4.66%	5.50%
Net interest spread	4.40%	4.72%	4.84%	4.59%	5.43%
Core net interest margin	3.44%	3.29%	3.34%	3.23%	3.20%
Core net interest spread	3.35%	3.19%	3.23%	3.12%	3.10%
Efficiency ratio	83.15%	84.80%	82.07%	84.20%	71.66%
Capital Ratios
Average stockholders' equity to average assets	9.3%	9.0%	9.0%	9.2%	9.0%
Tangible equity to tangible assets (non-GAAP)	8.4%	8.2%	8.5%	8.7%	8.8%
Tier 1 leverage ratio	8.8%	10.3%	9.1%	9.0%	9.5%
Tier 1 risk-based capital ratio	12.2%	12.0%	13.0%	12.8%	13.5%
Total risk-based capital ratio	13.0%	12.8%	14.0%	13.8%	14.5%
Other Information
Full-time equivalent employees	568	586	490	455	426
Banking	343	371	312	305	306
Mortgage	219	209	171	143	113
Investments	6	6	7	7	7
Number of banking offices	36	36	29	29	27
Mortgage loan offices	21	20	15	15	14
Investment offices	5	5	5	5	4

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Loans	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Construction and land	$81,547	$73,137	$57,863	$53,138	$50,167
Farmland	26,821	29,441	28,502	30,116	23,420
Permanent 1 - 4	180,692	176,191	174,026	173,581	174,565
Permanent 1 - 4 - junior liens and revolving	40,741	39,694	35,827	34,661	32,038
Multifamily	29,309	28,742	26,436	25,718	22,650
Nonresidential	286,992	284,218	277,295	262,753	256,567
Commercial business	120,933	121,073	116,926	101,696	101,161
Consumer and other	32,758	21,612	27,918	20,907	23,976
Total non-acquired loans	$799,793	$774,108	$744,793	$702,570	$684,544
Allowance for non-acquired loans	10,034	9,916	9,457	9,145	8,955
Net non-acquired loans	$789,759	$764,192	$735,336	$693,425	$675,589
Acquired non-credit impaired loans	156,513	160,502	-	-	-
Acquired credit impaired non-covered	86,763	92,051	56,866	59,774	63,318
Acquired credit impaired covered	42,404	42,447	43,442	47,684	50,891
Total acquired credit impaired loans	129,167	134,498	100,308	107,458	114,209
Net loans	$1,075,439	$1,059,192	$835,644	$800,883	$789,798

Loan Balances by Geographical Region (excluding acquired loans):
	Five Quarter Comparison
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Albany	$325,697	$314,875	$321,566	$302,664	$294,033
Valdosta	100,873	102,751	103,231	103,479	100,936
Ocala	62,719	64,678	55,231	57,322	58,343
Statesboro	133,669	135,861	128,421	121,636	122,928
Auburn/Columbus	45,766	41,092	36,023	36,171	36,130
Macon	94,305	86,041	80,323	75,722	68,638
Birmingham	20,243	14,798	10,834	2,091	1,590
South Atlanta	16,521	14,012	9,164	3,485	1,946
	$799,793	$774,108	$744,793	$702,570	$684,544

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

Asset Quality Data (excluding acquired loans):	Five Quarter Comparison
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Nonaccrual loans	$6,083	$6,895	$7,003	$9,245	$9,435
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	6,083	6,895	7,003	9,245	9,435
OREO	577	648	507	1,104	1,789
Total non-performing assets	$6,660	$7,543	$7,510	$10,349	$11,224
Trouble debt restructuring - nonaccrual	$3,074	$3,097	$3,426	$5,702	$5,763
Trouble debt restructuring - accruing	5,594	4,683	4,392	1,968	1,983
Total trouble debt restructuring	$8,668	$7,780	$7,818	$7,670	$7,746
Accruing past due loans	$1,805	$1,065	$752	$830	$1,001
Total criticized assets	$25,575	$23,737	$21,553	$22,026	$22,741
Total classified assets	$17,449	$19,280	$18,573	$18,717	$19,582
Allowance for loan losses	$10,034	$9,916	$9,457	$9,145	$8,955
Net charge-offs (recoveries)	$165	$117	$92	$(20)	$160
Asset Quality Ratios:
Allowance for loan losses to total non-acquired loans	1.26%	1.28%	1.27%	1.30%	1.31%
Allowance for loan losses to average non-acquired loans	1.02%	1.30%	1.31%	1.32%	1.33%
Allowance for loan losses to non-performing loans	164.95%	143.81%	135.04%	98.92%	94.91%
Non-performing loans to total non-acquired loans	0.76%	0.89%	0.94%	1.32%	1.38%
Non-performing assets to total assets	0.39%	0.43%	0.50%	0.73%	0.81%
Net charge-offs (recoveries) to average non-acquired loans (annualized)	0.07%	0.06%	0.05%	-0.01%	0.10%

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Acquired credit impaired assets	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Acquired credit impaired loans non-covered:
Commercial real estate	$42,630	$47,409	$21,020	$21,269	$22,268
Residential real estate	28,554	30,446	26,456	28,115	30,134
Construction and land	7,094	5,309	4,934	5,573	5,156
Commercial and industrial	5,531	5,796	1,800	1,926	2,604
Consumer and other	2,954	3,091	2,656	2,891	3,156
Total	86,763	92,051	56,866	59,774	63,318
Acquired credit impaired loans covered:
Commercial real estate	12,715	12,344	12,295	14,044	14,161
Residential real estate	18,342	19,219	19,637	22,372	23,886
Construction and land	10,452	10,126	10,679	10,332	11,642
Commercial and industrial	812	680	762	801	864
Consumer and other	83	78	69	135	338
Total	42,404	42,447	43,442	47,684	50,891
Total carrying value of acquired credit impaired loans	$129,167	$134,498	$100,308	$107,458	$114,209
Non-accrete discount for acquired credit impaired loans	20,135	22,729	16,600	30,818	36,746
Accretable discount for acquired credit impaired loans	29,826	31,540	36,066	27,492	26,860
Total discount for acquired credit impaired loans	49,961	54,269	52,666	58,310	63,606
Outstanding principal balance for acquired credit impaired loans	$179,128	$188,767	$152,974	$165,768	$177,815
Acquired OREO:
Non-covered	$2,721	$3,296	$1,338	$1,527	$1,694
Covered	5,107	5,281	5,865	6,095	7,053
Total carrying value of acquired OREO	$7,828	$8,577	$7,203	$7,622	$8,747
Total discount for acquired OREO	5,930	7,340	7,593	10,255	11,186
Gross carrying value of acquired OREO	$13,758	$15,917	$14,796	$17,877	$19,933
Total credit impaired loan discount accretion recognized in income:
Individual assessed discount accretion	$565	$1,058	$1,681	$808	$3,132
Pooled assessed discount accretion	3,040	3,562	2,963	3,042	3,140
Total credit impaired loan discount accretion recognized in income	$3,605	$4,620	$4,644	$3,850	$6,272
Acquired credit impaired ratios:
Total discount to principal balance for acquired loans	27.9%	28.7%	34.4%	35.2%	35.8%

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Acquired credit impaired assets non-covered	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Outstanding principal balance:
Acquired loan pools non-covered	$76,341	$81,787	$54,899	$58,294	$61,893
Acquired loans individually assessed non-covered	32,445	33,774	19,497	20,644	22,214
Total outstanding principal loan balance non-covered	108,786	115,561	74,396	78,938	84,107
Gross carrying value for acquired OREO non-covered	5,106	6,373	3,892	4,254	4,470
Total gross balance of assets non-covered	$113,892	$121,934	$78,288	$83,192	$88,577
Non-accretable discount for estimated credit losses non-covered:
Acquired loan pools non-covered	$6,142	$6,293	$2,883	$7,337	$8,932
Acquired loans individually assessed non-covered	6,136	7,224	3,524	4,283	5,397
Total non-accretable discount non-covered	12,278	13,517	6,407	11,620	14,329
Acquired OREO discount non-covered	2,385	3,077	2,554	2,728	2,776
Total discount for estimated credit losses non-covered	$14,663	$16,594	$8,961	$14,348	$17,105
Accretable discount non-covered:
Accretable discount for improvement in cash flows non-covered	$9,010	$9,200	$10,270	$6,603	$5,458
Other accretable discount non-covered	735	793	855	941	1,002
Total accretable discount non-covered	9,745	9,993	11,125	7,544	6,460
Total discount non-covered	$24,408	$26,587	$20,086	$21,892	$23,565
Loan discount accretion recognized in income non-covered:
Individual assessed discount accretion	$216	$517	$690	$428	$2,375
Pooled assessed discount accretion	460	475	321	187	249
Total discount accretion recognized in income non-covered	$676	$992	$1,011	$615	$2,624
Acquired ratios non-covered:
Total discount to principal balance for acquired assets non-covered	21.4%	21.8%	25.7%	26.3%	26.6%
Gross balance of loans non-covered to total acquired loans	60.7%	61.2%	48.6%	47.6%	47.3%

-MORE-

HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

Acquired credit impaired assets covered	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Outstanding principal balance:
Acquired loan pools covered	$51,114	$53,733	$57,567	$63,789	$69,192
Acquired loans individually assessed covered	19,230	19,473	21,010	23,041	24,517
Total outstanding principal loan balance covered	70,344	73,206	78,577	86,830	93,709
Gross carrying value for acquired OREO covered	8,652	9,544	10,904	13,622	15,463
Total gross balance of assets covered	$78,996	$82,750	$89,481	$100,452	$109,172
Non-accretable discount for estimated credit losses covered:
Acquired loan pools covered	$3,834	$5,027	$5,401	$12,215	$15,284
Acquired loans individually assessed covered	4,024	4,184	4,792	6,983	7,133
Total non-accretable discount covered	7,858	9,211	10,193	19,198	22,417
Acquired OREO discount covered	3,545	4,263	5,039	7,528	8,410
Total discount for estimated credit losses covered	$11,403	$13,474	$15,232	$26,726	$30,827
Accretable discount covered:
Accretable discount for improvement in cash flows covered	$16,540	$18,597	$22,084	$18,156	$18,012
Other accretable discount covered	3,542	2,951	2,858	1,792	2,389
Total accretable discount covered	20,082	21,548	24,942	19,948	20,401
Total discount covered	$31,485	$35,022	$40,174	$46,674	$51,228
Loan discount accretion recognized in income covered:
Individual assessed accretion	$349	$541	$991	$380	$757
Pooled assessed accretion	2,580	3,087	2,642	2,855	2,891
Total discount accretion recognized in income covered	$2,929	$3,628	$3,633	$3,235	$3,648
Acquired ratios covered:
Total discount to principal balance for acquired assets covered	39.9%	42.3%	44.9%	46.5%	46.9%

	Five Quarter Comparison
FDIC loss-share receivable	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
FDIC loss-share receivable:
Single family estimated credit losses	$6,018	$6,524	$7,506	$8,446	$8,995
Non-single family estimated credit losses	16,335	19,133	22,347	27,459	30,077
Pending reimbursements and other	1,484	2,272	3,386	1,732	2,234
Total	$23,837	$27,929	$33,239	$37,637	$41,306
FDIC loss-share clawback liability	$3,522	$3,332	$3,366	$2,484	$1,941
Total covered discount	$31,485	$35,022	$40,174	$46,674	$51,228
Total covered discount impacting FDIC loss-share receivable	$27,943	$32,071	$37,316	$44,882	$48,839
Total covered discount impacting FDIC loss-share receivable at 80%	$22,354	$25,657	$29,853	$35,906	$39,071
FDIC loss-share receivable ratios:
FDIC receivable as % of gross balance of covered assets	30.2%	33.8%	37.1%	37.5%	37.8%
Covered discount at 80% as % of FDIC receivable	93.8%	91.9%	89.8%	95.4%	94.6%

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HBOS Reports Fourth Quarter 2014 Results

January 22, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

Mortgage Segment Information
	Five Quarter Comparison
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Net interest income	$887	$716	$924	$825	$114
Provision for loan losses	-	-	-	-	-
Noninterest income	8,806	6,892	6,153	2,392	2,951
Noninterest expense	9,192	7,103	6,178	3,815	3,149
Income tax expense (benefit)	155	157	278	(185)	(26)
Mortgage profit (loss)	$346	$348	$621	$(413)	$(58)
Mortgage segment assets	$184,606	$158,277	$139,024	$136,662	$120,716
Other Financial Items:
Fixed compensation	$1,861	$1,594	$1,375	$1,106	$1,037
Variable compensation	$5,682	$3,433	$2,832	$1,402	$1,311

Mortgage Segment Selected Other Information:
	Five Quarter Comparison
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Retail production	$255,822	$207,315	$187,669	$98,554	$84,381
Wholesale production	88,913	85,294	62,228	36,941	36,030
Total production	$344,735	$292,609	$249,897	$135,495	$120,411
Purchase as a % of total production	77%	78%	84%	80%	78%
Refi as a % of total production	23%	22%	16%	20%	22%
End of period locks	$176,262	$135,963	$117,940	$71,121	$43,054

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